                                                                    Exhibit 3.37

                              OPERATING AGREEMENT
                                       OF
                                 LOL POWER, LLC

This Operating Agreement is made and entered into as of the 1st day of January, 2001, by and among, Land O'Lakes, Inc., a Minnesota cooperative corporation ("LOL") and LOL Power, LLC, a Wisconsin limited liability company ("Company").

For the consideration of the mutual covenants hereinafter set forth, the Member (as herein defined) and the Company hereby agree as follows:

                                  SECTION ONE

                                  DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section One (except as may be otherwise expressly provided in this Agreement or unless the context otherwise requires) shall, for all purposes of this Agreement, have the following respective meanings:

     "Act" means the Wisconsin limited liability company act contained in Wisconsin Statutes, Chapter 183.

     "Agreement" means this Operating Agreement as hereafter amended from time to time, including any schedules to the Agreement.

     "Board " or "Board of Managers" means the board of Managers of the Company.

     "Capital Account" means the account of a Member that is maintained in accordance with the provisions of Section 4.07 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended and any successor thereto. Any reference herein to specific sections of the Code shall be deemed to include a reference to any corresponding provisions of future law.

     "Company" means LOL Power, LLC, a Wisconsin limited liability company.

     "Distribution" means the distributions to the Members of cash or other assets of the Company made from time to time pursuant to the provisions of this Agreement.

     "Financial Rights" means a Member's rights to share in Net Income and Net Losses and Distributions with respect to a membership interest in accordance with the terms of this Agreement.

     "Governance Rights" means all of a Member's rights as a Member in the Company other than Financial Rights and the right to assign Financial Rights.

     "Manager" means a natural person elected to serve on the Board of Managers.

     "Member" means a person reflected in the required records of the Company as the owner of some Governance Rights of a Membership Interest of the Company, reflected on Schedule A hereto.

     "Membership Interest" means a Member's interest in the Company consisting of the Member's Financial Rights and Governance Rights with respect to the Company.

     "Net Income" and "Net Losses" mean the profits and losses of the Company, as the case may be, as determined for federal income tax purposes as of the close of each of the fiscal years of the Company.

     "Officer" means a person elected, appointed, or otherwise designated as an officer by the Board of Managers, and any other person considered elected as an officer pursuant to the Act.

     "Person" means any individual, partnership, limited liability company, corporation, cooperative association, trust or other entity.


                                  SECTION TWO

                                GENERAL PURPOSE

Section 2.01 Intended Treatment. The Members intend that the Company shall be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes. No Member shall take any action inconsistent with the express intent of the parties hereto. It is expressly provided, however, that the Members do not intend that the Company be treated as a "partnership" for purposes of Section 303 of the Bankruptcy Code.

Section 2.02 Principal Executive Office. The Company's principal office shall be located in 44 East Mifflin Street, Madison, Wisconsin 53703.

Section 2.03 General Purpose and General Powers. The purpose of the Company shall be to carry on any lawful business, purpose or activity permitted by the Act, any other law, or this Agreement.

Section 2.04 Term. The term of the Company shall be perpetual, unless dissolved earlier according to law and/or the terms hereof.

Section 2.05 Liability of Members, Managers and Officers. No Member, Manager, or officer, solely by reason of such status, shall be liable, under a judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member, Manager, or officer. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Members, Managers, or officers for liabilities of the Company.

                                 SECTION THREE

                             CAPITAL CONTRIBUTIONS

Section 3.01 Initial Capital Contributions. The Member shall make an initial capital contribution to the Company as reflected on SCHEDULE B attached hereto and incorporated herein by reference.

Section 3.02 Additional Capital Contributions. Except as otherwise provided in SCHEDULE B, the Member shall not be required to make capital contributions in addition to those mentioned in the preceding paragraph.

                                  SECTION FOUR

                              MEMBERSHIP INTERESTS

Section 4.01 Membership Interests and Board Authority as to Additional Membership Interests. SCHEDULE A sets forth the current Members of the Company and indicates their respective Financial Rights and Governance Rights in the Company. No new Membership Interests shall be granted by the Board without the consent of one hundred percent (100%) of the outstanding Governance Rights.

Section 4.02 Terms of Membership Interests. The original Membership Interests reflected in SCHEDULE A are ordinary membership interests of one class, without series, and shall have the rights provided by law, subject to any statement in this Agreement of the specific rights or terms of such Membership Interests.

Section 4.03 Allocation of Net Income and Net Losses. Net Income and Net Losses shall be allocated annually among the Members based on their Financial Rights as reflected on SCHEDULE A.

Section 4.04 Operating Distributions. Any distributions authorized by the Board other than Liquidating Distributions pursuant to Section 4.05 shall be distributed among the Members based on their Financial Rights as reflected on SCHEDULE A.

Section 4.05 Liquidating Distributions. If the Company is dissolved and (i) dissolution is not avoided, and (ii) its business is being liquidated in accordance with the Act, the Company shall cease to carry on its business, except to the extent necessary for the winding up of the business of the Company. The Company shall thereafter be wound up and terminated as provided hereunder and by the Act. All tangible or intangible property of the Company, including money, remaining after the discharge of the debts, obligations, and liabilities of the Company shall be distributed to the Members as follows:

     (a) to the Members in proportion to, and to the extent of, the positive balances in their Capital Accounts; and then

     (b) to the Members in accordance with their Financial Rights as set forth on SCHEDULE A.

Section 4.06 Voting. Members shall be entitled to vote on all matters in proportion to their Governance Rights as set forth on SCHEDULE A.

Section 4.07 Capital Accounts. A Capital Account shall be established for each Member and shall be maintained in accordance with Treasury Regulations Section 1.704-1(b). Any Member who shall receive any Membership Interest in the Company or whose Membership Interest shall be increased by means of the transfer to such Member of any financial interest in the Company from another Member shall have a Capital Account that has been appropriately adjusted to reflect such transfer. No interest shall be paid by the Company on capital contributions or on balances in Members' Capital Accounts.

Section 4.08 Additional Capital Contributions. No Member shall have any obligation to make additional capital contributions to the Company or to fund, advance, or loan monies which may be necessary to pay deficits, if any, incurred by the Company during the term hereof. Members may make loans to the Company from time to time, as authorized by the Board. Unless otherwise approved by a majority of the outstanding Governing Rights, any payment or transfer accepted by the Company from a Member shall be deemed a loan and shall neither be treated as a contribution to the capital of the Company for any purpose hereunder, nor entitle such Member (as such) to any increase in such Member's Financial Rights or Governance Rights. Any such loan shall be repaid at such times and with such interest (at rates not to exceed the maximum permitted by law) as the Board and the lending Member shall reasonably agree.

Section 4.09 Statement of Membership Interest. At the request of any Member, the Company shall state in writing the particular membership interest owned by that Member as of the moment the Company makes the statement. The statement must describe the Member's rights to vote, to share in profits and losses, and to share in distributions, restrictions on assignment(s) of Financial Rights and/or Governance Rights, as well as any assignment of the Member's rights then in effect other than a security interest.

Section 4.10 Declaration of Distributions. The Board of Managers shall have the authority to declare distributions upon the membership interests of the Company to the extent permitted by law.

                                  SECTION FIVE

                             TRANSFER OF INTERESTS

Section 5.01 Transfers. A Member may assign the Member's full Membership Interest only by assigning all of the Member's Governance Rights coupled with a simultaneous assignment to the same assignee of all of the Member's Financial Rights. Any assignment of any Governance Rights or Financial Rights is effective only if (i) all the Members, other than the Member seeking to make the assignment, approve the assignment by unanimous written consent, which consent shall not be unreasonably withheld, and (ii) if the assignee executes this Agreement as amended to reflect such assignee's interest in the Company and any other instrument or instruments that the Board may deem necessary or desirable to effect such assignment.

                                  SECTION SIX

                       RIGHTS AND OBLIGATIONS OF MEMBERS

Section 6.01 Access to Company Records. Upon the written request of any Member, the President shall allow any Member to inspect and copy, at the Member's expense, all Company records.

Section 6.02 Relations between Members. Except as expressly provided herein, nothing in this Agreement shall be deemed to restrict in any way the freedom of any of the Members to conduct any other business or activity whatsoever. Except as expressly provided herein, no Member shall have any authority to act for, or to assume any obligations or responsibilities on behalf of, the Company or any other Member. The creation of the Company shall not convey to a Member, by operation of law or otherwise, any interest in, right to, or ownership of any asset or property of the other Member. No Member shall become responsible for any of the debts, obligations or liabilities of the other, and no Member shall be constituted the agent or attorney in fact of the other. Any transaction unrelated to the purposes of the Company engaged in by a Member shall be solely the liability and responsibility of such Member, who shall not be authorized to bind any other Member as agent or otherwise with respect to such transaction.

                                 SECTION SEVEN

                                MEMBER MEETINGS

Section 7.01 Place of Meetings. Each meeting of the Members shall be held at the principal office of the Company, or at such other place as may be designated by the Board of Managers.

Section 7.02 Regular Meetings. Regular meetings of the Members shall be held at least on an annual basis and on a more frequent basis if so determined by the Board of Managers. At each regular meeting the Members entitled to vote may transact any business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

Section 7.03 Special Meetings. A special meeting of the Members may be called for any purpose or purposes at any time by the President; by the Treasurer; by the Board of Managers or any two or more Managers; or by one or more Members owning not less than ten percent of the Governance Rights, who shall demand such special meeting by written notice given to the President or the Treasurer of the Company specifying the purposes of such meeting.

Section 7.04 Meetings Held Upon Member Demand. Within 30 days after receipt of a demand by the President or the Treasurer from any Member or Members entitled to call a meeting of the Members, it shall be the duty of the Board of Managers to cause a special or regular meeting of Members, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand.

Section 7.05 Adjournments. Any meeting of the Members may be adjourned from time to time to another date, time and place within 120 days after the date fixed for the original meeting. If any meeting of the Members is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

Section 7.06 Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the Members, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten (10) days and not more than sixty (60) days prior to the meeting to every owner of membership interests entitled to vote at such meeting except as specified in Section 7.05 or as otherwise permitted by law. The business transacted at a special meeting of Members is limited to the purposes stated in the notice of the meeting.

Section 7.07 Waiver of Notice. A Member may waive notice of the date, time, place and purpose or purposes of a meeting of Members. A waiver of notice by a Member entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a Member at a meeting is a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 7.08 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Members of the Company may be taken without a meeting by written action signed by all of the Members entitled to vote on that action.

Section 7.09 Quorum. For purposes of Member meetings, a quorum shall consist of those Member Representatives (defined in Section 7.10) eligible to cast one hundred percent (100%) of the outstanding Governance Rights. A quorum shall be required to conduct business at any Member meeting.

Section 7.10 Member Representatives. Each Member may designate representative(s) who shall vote on such Member's behalf at member meetings ("Member Representative(s)").

Any Member Representative shall have the authority to vote the entire Governance Rights of the Member he or she represents; provided, however, that only one Member Representative shall vote on a Member's behalf at any meeting of the members.

                                 SECTION EIGHT

                                    MANAGERS

Section 8.01 Number, Qualifications. Except as set forth herein, or as otherwise required by statute, the business and affairs of the Company shall be managed by or under the direction of a Board of Managers with potential referral to Members as set forth in Section 7.12. Managers shall be natural persons. There shall be at least two Managers serving on the Board of Managers.

Section 8.02 Managers. The Managers of the Company shall be the following, who are hereby elected to hold office until their successors are appointed pursuant to this Agreement:

             Dan Knutson
             Brian Roesler

Section 8.03 Term. Each Manager shall serve for an indefinite term and shall hold office until the earlier death, resignation, removal or disqualification of the Manager.

Section 8.04 Notice and Place of Meetings. Each meeting of the Board of Managers shall be held upon at least five (5) days advance written notice and at the principal executive office of the Company or at such other place as may be designated from time to time by a majority of the Managers. A meeting may be held by conference among the Managers using any means of communication through which the Managers may simultaneously hear each other during the conference.

Section 8.05 Regular Meetings. Regular meetings of the Board of Managers shall be held at least on an annual basis and on a more frequent basis if so determined by the Board of Managers for the election of officers and the transaction of any other business.

Section 8.06 Special Meetings. A special meeting of the Board of Managers may be called for any purpose or purposes at any time by any Manager by giving not less than five (5) days' notice to all Managers of the date, time and place of the meeting.

Section 8.07 Waiver of Notice; Previously Scheduled Meetings. A Manager of the Company may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a Manager entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a Manager at a meeting is a waiver of notice of that meeting, unless the Manager objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

Section 8.08 Acts of Board. Except as otherwise required by law, the Board shall take action by the affirmative majority vote of the entire Board of Managers.

Section 8.09 Participation by Electronic Communications. A Manager may participate in a Board meeting by any means of communication through which the Manager, other Managers so participating and all Managers physically present at the meeting may simultaneously hear each other during the meeting. A Manager so participating shall be deemed present in person at the meeting.

Section 8.10 Action Without a Meeting. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the Managers. The written action is effective when signed by all of the Managers, unless a different effective time is provided in the written action.

Section 8.11 Committees. A resolution approved by the unanimous vote of the entire Board may establish committees having the authority of the Board in the management of the business of the Company only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board.

Section 8.12 Referral to Members. Any Manager at any time may demand that an action approved by the vote of the Managers, or any action rejected by the vote of the Managers, be referred to the Members for determination. Pending the vote by the Members, the proposed action would be suspended. The affirmative vote of a majority of the Governance Rights by the Members shall be binding upon the Company.

Section 8.13 Manager Conflicts of Interest. Conflicts of interest with respect to Managers shall be subject to the provisions of the Act, as it may be amended from time to time.

                                  SECTION NINE

                                    OFFICERS

Section 9.01 Number and Designation. The Board of Managers may elect or appoint such officers or agents as it deems necessary for the operation and management of the Company, with such powers, rights, duties and responsibilities as may be determined by the Board. Any of the positions or functions of those positions may be held by the same person.

Section 9.02 Authority and Duties. All officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Managers. Unless prohibited by a resolution approved by the Board, a officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of a position to other persons.

Section 9.03 Term. (a) All officers of the Company shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

          (b) An officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

          (c) An officer may be removed at any time, with or without cause, by a resolution approved by the Board of Managers.

          (d) A vacancy in a position because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the position of President or Treasurer, shall be filled for the unexpired portion of the term by the consent of the Board of Managers.

                                   SECTION TEN

                         LIABILITY AND INDEMNIFICATION

     Section 10.01 Limitation of Liability. No Person shall be liable to the Company or the Members for any loss, damage, liability or expense suffered by the Company or its Members on account of any action taken or omitted to be taken by such Person as a Member, Manager or officer, if such Person discharges such Person's duties in good faith and in a manner such Person reasonably believes to be in or not opposed to the best interests of the Company. The liability of a Member, Manager or officer hereunder shall be limited only for those actions taken or omitted to be taken by such Person in connection with the management of the business and affairs of the Company. The provisions of this Section Nine are not intended to limit the liability of any Member in any other respect, including but not limited to any obligations of such Member undertaken in this Agreement.

     Section 10.02 Indemnification. The Company shall indemnify its members, officers and Managers for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Wisconsin Statutes, Section 183.0403, as amended from time to time, or as required or permitted by other provisions of law.

     Section 10.03 Insurance. The Company may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the company would otherwise be required to indemnify the person against the liability.

                                 SECTION ELEVEN

                                  TAX MATTERS
                                  -----------

Section 11.01 Tax Characterization and Returns. The Members acknowledge that the Company will be treated as a "partnership" for tax purposes. Within 90 days after the end of each fiscal year, the President will cause to be delivered to each person who was a Member at any time during such fiscal year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member's federal or state income tax (or information) returns, including a statement showing each Member's share of income, gain, or loss and credits for such fiscal year for federal or state income tax purposes.

Section 11.02 Tax Matters Partner. LOL shall act on behalf of the Company as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code.

Section 11.03 Fiscal Year. The fiscal year of the Company shall commence on the first day of January of each calendar year and end on the last day of December of each calendar year unless the Members unanimously agree to elect another fiscal year.

                                 SECTION TWELVE

                          DISSOLUTION AND TERMINATION
                          ---------------------------

Section 12.01 Dissolution Events. The Company shall be dissolved; upon the first of occur of the following events:

               (a) The unanimous vote of the Members to dissolve; or

               (b) Upon the entry of a decree of dissolution by a court of competent jurisdiction.

Section 12.02 Event of Dissociation. The Company shall not be dissolved upon the occurrence of an event of dissociation as described in Section 183.0802 of the Act, and upon such event, the Members shall not be required to consent to the continuation of the Company.

                                SECTION THIRTEEN

                                   AMENDMENTS
                                   ----------

Section 13.01 Amendment of Agreement. No change, modification or amendment of this Agreement shall be valid or binding unless such change, modification or amendment shall be in writing signed by the holders of one hundred percent (100%) of the then outstanding Governance Rights.

                                SECTION FOURTEEN

                                 MISCELLANEOUS

Section 14.01 Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Wisconsin.

Section 14.02 Binding Effect. This Agreement will be binding upon and inure to the benefit of the Members, and their permitted successors and assigns.

Section 14.03 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

Section 14.03 Multiple Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

Section 14.05 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

Section 14.06 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

Section 14.07 Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in the Company's Required Records. Any Member or the Company may, at any time by giving 5 days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.


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
Section 14.08. Remedies. Any remedies provided herein shall be in addition to, and not in lieu of, any remedies available at law or in equity. In the event of a breach hereunder, the prevailing party shall be entitled to receive from the other party(ies) its attorneys fees reasonably incurred as a result of such breach.


     IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year first set forth above.



LAND O' LAKES, INC.                          LOL POWER, LLC



By: /s/ John Rebane                          By: /s/ Dan Knutson
   ----------------------------                 ------------------------------
Print Name: John Rebane                      Print Name: Dan Knutson
           --------------------                         ----------------------
Its: Vice President                          Its: Manager
    ---------------------------                  -----------------------------

                                 LOL POWER, LLC

                                   SCHEDULE A
                                       TO
                              OPERATING AGREEMENT

                               MEMBERSHIP RIGHTS

--------------------------------------------------------------------------------
       Name of                 Financial               Governance
       Member                    Rights                   Rights
--------------------------------------------------------------------------------
LOL                               100%                        100%
--------------------------------------------------------------------------------

                                 LOL POWER, LLC

                                   SCHEDULE B
                                       TO
                              OPERATING AGREEMENT

                                 CONTRIBUTIONS

--------------------------------------------
       Name of
       Member                   Contribution
--------------------------------------------
LOL                               $15,000
--------------------------------------------